Exhibit 99.1

INNODATA EXPANDS ENGAGEMENT WITH LEADING SOCIAL MEDIA PLATFORM FOR UP TO $7.0 MILLION IN AI SERVICES FOR 2021

NEW YORK, NY / March 15, 2021 — Innodata Inc. (NASDAQ:INOD), a leading data engineering company, today announced that it has signed an amendment to its statement of work with one of the world’s leading social media platforms to provide up to $7.0 million in AI services in 2021. The newly signed amendment represents a potential revenue expansion of up to 35x last year’s revenue with this leading social media platform that became an Innodata customer in the second quarter of 2020.

AI-related spend by social media platforms is expected to grow to $2.6 billion by 2023, up from $0.5 billion in 2017, representing a compound annual growth rate (CAGR) of 28.6% during the forecast period.1 Innodata provides a comprehensive suite of cutting-edge AI services for social media platforms, such as search query and product classification, sentiment analysis, misinformation and toxicity identification, and trends representation. These services help tune the platforms’ algorithms to continually refine search accuracy and product advertising, mitigate misinformation, remove NSFW (not safe for work) content, and improve overall user experience.

“Leading social platforms are increasingly incorporating artificial intelligence to better connect with and service their subscribers and customers,” said Jack Abuhoff, Innodata’s CEO. “Our 30-year reputation for delivering high-quality data to many of the world’s most discriminating customers resonates with social media companies because higher quality data means vastly improved AI performance - a source of important competitive advantage for these companies.”

For more information, or to arrange a demonstration, please contact:

Suzanne Srsich
Telephone: (201) 371-8033
Email: ssrsich@innodata.com

For press enquiries, please contact:

Melody Travers

Email: Press@innodata.com

About Innodata

Innodata (NASDAQ: INOD) is a leading data engineering company. Prestigious companies across the globe turn to Innodata for help with their biggest data challenges. By combining advanced machine learning and artificial intelligence (ML/AI) technologies, a global workforce of over 3,500 subject matter experts, and a high-security infrastructure, we’re helping usher in the promise of digital data and ubiquitous AI.

www.innodata.com

1 “AI in Social Media Market Research Report, by Technology (Deep Learning, NLP), Application (Sales & Marketing, Customer Experience Management), Component (Solution, Service), Enterprise Size (Large Enterprise, SME), End-User— Global Forecast till 2023” (February 2021, Market Research Future)

Forward Looking Statements

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Our actual results could differ materially from the results referred to in forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, uncertainty around the COVID-19 pandemic and the effects of the global response thereto and the risks discussed in Part I, Item 1A. “Risk Factors,” Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations, and other parts of our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 15, 2021, as updated or amended by our other filings with the Securities and Exchange Commission. In light of these risks and uncertainties, there can be no assurance that the results referred to in the forward-looking statements will occur, and you should not place undue reliance on these forward-looking statements. We undertake no obligation to update or review any guidance or other forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required by the Federal securities laws.